Exhibit 99.1

Hycroft Delivers 55% Growth in Mineral Resources

16.4 million gold ounces / 562.6 million silver ounces (M+I)`

Initial High-Grade Silver Resource: 90.2 million silver ounces (M+I)

Metallurgy Demonstrates Robust Recoveries (83% gold, 78% silver)

WINNEMUCCA, NV, February 18, 2026 – Hycroft Mining Holding Corporation (Nasdaq: HYMC) (“Hycroft” or “the Company”) is pleased to announce that it has filed a third-party, independent Technical Report updating its Mineral Resource estimate (“MRE”) with an effective date as of January 21, 2026. Diane R. Garrett, President and Chief Executive Officer, commented: “Today’s updated MRE reflects approximately 55% growth in both gold and silver Measured and Indicated Mineral Resources, and increases in Inferred Mineral Resources of 50% for gold and 38% for silver representing an impressive resource growth in what is already among the world’s largest precious metals deposits.”

Commodity prices used in the MRE are $3100/oz gold and $36/oz silver

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Ms. Garrett continued, “Importantly, following only approximately 14 months of drilling since the discovery of two new high-grade silver systems, a high-grade mineral resource with underground potential has been established demonstrating the continuity of both the Brimstone and Vortex high-grade systems which remain open along strike and at depth.”1

The growth in overall mineral resources and the establishment of the high-grade mineral resource with underground potential reflect a combination of improved metallurgical performance, results from 70 drill holes, geologic modeling based on new interpretations, and commodity price assumptions. The MRE is based on a flowsheet utilizing milling and pressure oxidation (“POX”) for sulfide and certain transition mineralization and heap leaching process for oxide and other transition mineralization.

Alex Davidson, Vice-President, Exploration commented: “Over the past three years we have advanced a comprehensive, integrated technical program of analyzing historical drilling, detailed field mapping, geochemical analysis on drill samples, soils, and rock chips, as well as induced polarization geophysics. This work, along with recognizing that there have been multiple mineralizing events at Hycroft, has enabled us to reinterpret the data and view the project through a new lens substantially elevating our understanding of the project geology and its potential. We now recognize there have been at least three distinct mineralizing events at Brimstone and at least two mineralizing events at Vortex – each representing a new pulse of metal introduced into the system.”

POX and Roasting Trade-Off Studies

The Company is also extremely pleased with the results of the metallurgical test work for POX demonstrating higher gold recoveries and confirming silver recoveries. The robust POX metallurgical results represent another significant milestone in the advancement of the Hycroft Mine and a critically important step in defining the project as we move into the next phase toward commercial operation.

*From Table 11-18 in the MRE

The Company is continuing to evaluate a roasting process alternative, which could potentially provide a third revenue stream through the by-product production and sale of sulfuric acid needed in the lithium, copper, and fertilizer industries. Producing and selling sulfuric acid could essentially convert a significant neutralization cost in the POX process into a by-product revenue from the roasting process. Initial desktop analysis indicates operating costs and capital costs could be comparable to a POX process. The Company’s ongoing roasting test work is focused on optimizing operating parameters, including temperature and retention times, in addition to project design and equipment selection.

1 Additional information regarding the updated Mineral Resource Estimate (“MRE”) is included in the Company’s Technical Report Summary filed with the U.S. Securities and Exchange Commission and available on EDGAR at www.sec.gov. Additional information is also available in the Company’s corporate presentation at www.hycroftmining.com. Unless otherwise indicated, all figures are presented in metric units and U.S. dollars. The MRE incorporates drilling. results received through March 17, 2025. No drill results from the Company’s 2025–2026 Drill Program are included in the MRE.

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Technical Report Summary

The Technical Report was prepared in accordance with the reporting requirements of the United States (“US”) Securities and Exchange Commission’s (“SEC”) Modernization of Property Disclosures of Mining Registrants under subpart 1300 and item 601 (96)(B)(iii) of Regulation S-K for an initial assessment (“IA”). A summary table of the mineral resource estimates can be found in the Appendix of this news release. The MRE supersedes Hycroft’s Initial Assessment (“IA”) filed on March 27, 2023.

Qualified Persons

This MRE has been prepared by Ausenco Engineering USA South Inc. (“Ausenco”), Independent Mining Consultants, Inc. (“IMC”), and WestLand Engineering & Environmental Services, Inc. (“Westland”) for Hycroft Mining Holding Corporation (“Hycroft”).

About Hycroft Mining Holding Corporation

Hycroft Mining Holding Corporation is a US-based gold and silver company exploring and developing Hycroft Mine, among the world’s largest precious metals deposits, located in northern Nevada, a Tier-1 mining jurisdiction. After a long history of oxide heap leach operations, the Company is focused on completing technical studies to transition the Hycroft Mine into a milling operation for processing the sulfide ore. In addition, the Company is engaged in a robust exploration drill program to unlock the full potential of our expansive +64,000-acre land package, of which less than 10% has been explored. In 2023, Hycroft announced the discovery of two new high-grade silver systems within the known resource area and an expanded 2025-2026 drill program is designed to expand these two systems in addition to targeting new opportunities. These discoveries represent a significant value driver for the Hycroft Mine.

For further information, please contact:

E: info@hycroftmining.com

www.hycroftmining.com

Cautionary Note Regarding Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included in this press release and in public statements by our officers or representatives that address activities, events or developments that we expect or anticipate will or may occur in the future are forward-looking statements. These include, but are not limited to, statements regarding future business strategy, plans and goals, competitive strengths, the advancement and development of the Hycroft Mine, the results and implications of metallurgical analysis and test work, and the expansion and growth of our business.

Forward-looking statements are often identified by future or conditional words such as “estimate,” “plan,” “anticipate,” “expect,” “intend,” “believe,” “target,” “budget,” “may,” “can,” “will,” “would,” “could,” “should,” “seeks,” “scheduled to” and similar words or expressions but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks and uncertainties, which could cause actual results to differ materially from those reflected in the statements. The risks include, but are not limited to: (i) risks related to changes in our operations at the Hycroft Mine, including risks associated with the cessation of mining operations at the Hycroft Mine; uncertainties concerning estimates of mineral resources; risks related to the lack of a completed feasibility study; risks related to metallurgical test work and process development; and risks related to our ability to re-establish commercially feasible mining and processing operations; and (ii) industry-related risks, including fluctuations in the price of gold and silver; the commercial success of, and risks related to, our exploration and development activities; uncertainties and risks related to our reliance on contractors and consultants; and the availability and cost of equipment, supplies, energy or reagents.

Any exploration target described in this press release does not represent, and should not be construed to be, an estimate of a mineral resource or mineral reserve. Ranges of potential tonnage and grade (or quality) of an exploration target are conceptual in nature; there has been insufficient exploration of the relevant property or properties to estimate a mineral resource; and it is uncertain if further exploration will result in the estimation of a mineral resource.

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These and other risks may cause actual results to differ materially from those expressed or implied by the forward-looking statements, and the occurrence of one or more of these events or circumstances, alone or in combination with others, may have a material adverse effect on our business, cash flows, financial condition and results of operations. Please see the “Risk Factors” outlined in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other reports filed with the SEC, for more information about these and other risks.

Given these risks and uncertainties, you are cautioned not to place undue reliance on these forward-looking statements. Although we have attempted to identify important factors that could cause actual results to differ materially from those described in forward-looking statements, there may be other factors that cause results not to be as anticipated, estimated or intended. Although these forward-looking statements are based on assumptions that we believe are reasonable when made, forward-looking statements are not guarantees of future performance and actual results, performance or achievements may differ materially from those made in or suggested by the forward-looking statements in this press release.

Any forward-looking statements made in this press release speak only as of the date of this press release. We undertake no obligation to update these forward-looking statements or to publicly announce the results of any revisions to any of those statements to reflect future events or developments, except as required by law.

APPENDIX

Hycroft Mineral Resources as of January 21, 2026, Metric Units at $3,100/ oz Au and $36/ oz Ag

Notes:

1.	Mineral resources based on metal prices of $3,100/ oz Au and $36.00/ oz Ag
2.	Cutoffs are Income - Refining Cost = NSR
3.	Gold Equivalent for Heap Leach = Cyanide Gold + 0.0019 x Total Silver Assay
4.	Gold Equivalent for Mill + Pressure Oxidation = Fire Gold + 0.0107 x Total Silver Assay
5.	Numbers may not match exactly due to rounding
6.	Mineral resources are contained within a computer-generated optimized pit
7.	Total material in that pit is 4.92 billion tonnes
8.	All units on this table are metric: Ktonnes means 1,000 tonnes. Au and Ag grades are in grams per tonne (g/t)
9.	Mineral resources are not mineral reserves, and detailed economic considerations have not been applied
10.	Modifying factors for mine and process design have not been applied

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